Exhibit 10.1
NEWPARK RESOURCES, INC.
2003 LONG TERM INCENTIVE PLAN
Amended and Restated Effective March 8, 2011
1. PURPOSE.
The Newpark Resources, Inc. 2003 Long Term Incentive Plan (the “Plan”) is intended (i) to increase the value of the stockholders’ investment in Newpark Resources, Inc. (“Newpark”) by improving Newpark’s performance and profitability; and (ii) to retain, attract and motivate management employees, executive officers and other corporate and divisional officers (all of who are sometimes collectively referred to herein as “Employees”) of high caliber and potential by providing them with incentives for outstanding performance. The Plan provides for the award of long-term incentives to those Employees who make substantial contributions to Newpark by their loyalty, industry and invention. Unless the context indicates otherwise, references to “Newpark” herein shall be deemed to include reference to the subsidiary of Newpark that actually employs the affected Employee.
2. SHARES SUBJECT TO THE PLAN.
The maximum number of shares of Common Stock of Newpark (the “Stock”) that may be issued pursuant to the Plan shall be 1,000,000, subject to adjustment pursuant to the provisions of Section 7. For purposes of this Section 2, the following shares of Stock shall not be considered to have been issued under the Plan; (i) shares of Stock remaining under an Award (as herein defined) of Deferred Stock (as herein defined) which terminates without having been fully vested and (ii) shares of Stock that have been forfeited in accordance with the terms of the applicable Award.
3. ADMINISTRATION.
3.1 The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors of Newpark (the “Board”). Each member of the Committee shall be (a) a “Non-Employee Director” as that term is defined in Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Securities and Exchange Act of 1934 (the “Exchange Act”), (b) an “independent director” as defined under the rules of the New York Stock Exchange, as they may be amended from time to time, except as may otherwise be permitted by such rules, and (c) an “outside director” under Regulation Section 1.162-27 promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), but no action of the Committee shall be invalid if this requirement is not met. The Committee shall select one of its members as Chairman and shall act by vote of a majority of a quorum or by unanimous written consent. A majority of its members shall constitute a quorum. The Committee shall be governed by the provisions of Newpark’s By-Laws and of Delaware law applicable to the Board, except as otherwise provided herein or determined by the Board.
3.2 The Committee shall have full power, discretion and authority to administer, interpret and construe the Plan and any award or agreement made pursuant to the Plan, and to prescribe and rescind rules, regulations and policies for administration of the Plan. The Committee’s actions, interpretations and constructions with regard to the Plan shall be final, conclusive and binding on all persons for all purposes.

3.3 No member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan or any award pursuant to it. Newpark shall indemnify and hold harmless each member of the Committee and the Board, and the estate and heirs of each such member, against all claims, liabilities, expenses, penalties, damages or other pecuniary losses, including legal fees, which such Committee member or Board member or his or her estate or heirs may suffer as a result of any act or omission to act in connection with the Plan, to the extent that insurance, if any, does not cover the payment of such items.
4. ELIGIBILITY.
Key Employees of Newpark and its subsidiaries shall be eligible to be granted awards under the Plan. In determining which key Employees to designate as participants, the Committee shall consider those Employees of Newpark and its subsidiaries whose responsibilities and decisions, in the judgment of the Committee, materially affect the growth, performance or profitability of Newpark. An Employee shall become a participant in the Plan (a “Participant”) upon designation as a Participant by the Committee, in its sole discretion.
5. GRANTS OF AWARDS AND AWARD AGREEMENTS.
5.1 Subject to the provisions of the Plan, the Committee shall (i) grant awards pursuant to the Plan, (ii) determine the number of shares of Common Stock subject to each award, (iii) determine the terms and conditions (which need not be identical) of each award, (iv) establish and modify performance criteria for awards, and (v) make all of the determinations necessary or advisable with respect to Awards under the Plan.
5.2 Each Award under the Plan shall consist of (i) Stock equivalents (“Deferred Stock”) that vest and become payable in Stock upon the meeting of performance criteria over a three-year performance period, as established by the Committee or (ii) shares of restricted Stock (“Restricted Stock”) that are subject to forfeiture and vesting restrictions, restrictions on transferability and other restrictions as established by the Committee. The Committee may grant awards of Deferred Stock and awards of Restricted Stock (“Awards”) in such amounts, at such times, and to such Employees as the Committee, in its discretion, may determine; provided, however, that, subject to adjustment as provided in Section 7, the maximum number of shares of Stock which may be granted to any one Employee during any one calendar year shall be 50,000. Each Award granted under the Plan shall be evidenced by a written agreement (a “Deferred Stock Agreement” in the case of an Award of Deferred Stock and a “Restricted Stock Agreement” in the case of an Award of Restricted Stock; either one, an “Award Agreement”), in a form approved by the Committee and executed by Newpark and the Participant to whom the Award is granted. The Award Agreement shall set forth conditions and requirements for vesting, as well as those that will result in forfeiture. Awards shall be conditioned upon the prompt and timely execution of the Award Agreement by the Participant and Newpark.

5.3 Except as otherwise determined by the Committee or provided in the Award Agreement, any Award that is unvested at the time a Participant’s employment by Newpark and its subsidiaries terminates for any reason or by any means shall be forfeited. In the case of a Restricted Stock Award that is forfeited, all shares of Restricted Stock subject to that Award shall be returned to Newpark and shall be available for issuance under the Plan. In the case of an Award of Deferred Stock, any shares of Stock which are not issued under such Award at the time the Award terminates shall be available for issuance under the Plan. The Committee may provide for accelerated vesting upon the occurrence of a Change of Control or such other events as the Committee shall determine, or upon a Participant’s death, disability, retirement at or after normal retirement age or the termination of the Participation’s employment with Newpark by Newpark without “Cause.” No Award that is intended to qualify as performance-based Compensation under Code Section 162(m) shall provide or allow for vesting other than by the timely satisfaction of the pre-determined performance goals and other criteria, or if so specified by the Committee, upon death, disability or a Change of Control.
For purposes of this Section 5.3, “Cause” shall mean: the conviction of Participant for a felony or other crime involving fraud and/or moral turpitude;
(a) dishonesty, willful misconduct or material neglect, which neglect causes material harm to Newpark, of Participant with respect to Newpark or any of its subsidiaries;
(b) any intentional act on the part of Participant that causes material damage to Newpark and/or its subsidiaries’ reputation;
(c) appropriation (or an overt act attempting appropriation) of a material business opportunity of Newpark or its subsidiaries by Participant;
(d) misappropriation (or an overt act attempting misappropriation) of any funds of Newpark or its subsidiaries by Participant;
(e) the failure of Participant to follow the reasonable and lawful written instructions or policy of Newpark with respect to the services to be rendered and the manner of rendering such services by Participant, provided Participant has been given reasonable written notice thereof and opportunity to cure and no cure has been effected within a reasonable time after such notice; or
(f) the failure of Participant to perform or observe any of the material terms or conditions of Participant’s employment other than by reason of illness, injury or incapacity, provided Participant has been given reasonable written notice thereof and opportunity to cure and no cure has been effected within a reasonable time after such notice.

Subject to Section 11.1, below, a “Change of Control” shall be deemed to occur if: (i) a “Takeover Transaction” (as defined below) occurs; or (ii) any election of directors of Newpark takes place (whether by the directors then in office or by the stockholders at a meeting or by written consent) and a majority of the directors in the office following such election are individuals who were not nominated by a vote of two-thirds of the members of the Board of Directors or its nominating committee immediately preceding such election; or (iii) Newpark effectuates a complete liquidation or a sale or disposition of all or substantially all of its assets. A “Takeover Transaction” shall mean (i) a merger or consolidation of Newpark with, or an acquisition of Newpark or all or substantially all of its assets by, any other corporation or entity, other than a merger, consolidation or acquisition in which the individuals who were members of the Board of Directors of Newpark immediately prior to such transaction continue to constitute a majority of the Board of Directors or other governing body of the surviving corporation or entity (or, in the case of an acquisition involving a holding company, constitute a majority of the Board of Directors or other governing body of the holding company) for a period of not less than twelve (12) months following the closing of such transaction, or (ii) one or more occurrences or events as a result of which any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of thirty percent (30%) or more of the combined voting power of Newpark’s then outstanding securities.
5.4 The Committee may modify or amend any Award under the Plan or waive any restrictions or conditions applicable to such Awards but only to the extent not inconsistent with the terms of the Plan. Notwithstanding the foregoing, the Committee may not undertake any modifications, amendments or waivers if the effect thereof materially adversely affects the rights of any Participant without his or her consent.
6. TERMS AND CONDITIONS OF AWARDS.
6.1 Shares of Stock underlying a Deferred Stock Award will not be issued until the Deferred Stock Award has vested pursuant to a vesting schedule and/or performance criteria set by the Committee and the Committee has determined that the relevant schedule has been met and/or the performance criteria achieved. Unless otherwise provided by the Committee, a Participant shall have no rights as a stockholder of Newpark with respect to such Deferred Stock until such time as the Award has vested and the Stock underlying the Award has been issued. The shares of Stock underlying a Deferred Stock Award that become vested shall be issued to the Participant within ten (10) days of the Committee’s determination that vesting has occurred, and in all cases, by no later than two and one-half (2 1/2) calendar months after the end of the year in which the requirements for vesting were satisfied.
6.2 At the time of grant of each Restricted Stock Award, the Committee shall determine the performance and vesting requirements, conditions of, and forfeiture restrictions on transferability and other restrictions (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on Restricted Stock) that will apply to the Award. These restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance criteria or future service requirements or both), in such installments or otherwise, as the Committee may determine in its discretion.
Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that Newpark retain physical possession of the certificates, and that the Participant deliver a stock power to Newpark, endorsed in blank, relating to the Restricted Stock.

Unless otherwise set forth in the Award Agreement, (a) any regular cash dividends declared and paid with respect to shares of Restricted Stock shall be paid to the Participant at the same time they are paid to all other stockholders of Newpark, and (b) shares of Stock distributed in connection with a stock split or stock dividend, and any other cash or property (including securities of Newpark or other issuers) distributed as a dividend (other than regular cash dividends), shall be subject to restrictions and forfeiture conditions to the same extent as the Restricted Stock with respect to which such shares, cash or other property have been distributed, and all references to Restricted Stock in the Plan or the applicable Award Agreement shall be deemed to include such shares, cash or other property.
Unless otherwise set forth in the Award Agreement, all voting rights appurtenant to the shares of Restricted Stock shall be exercised by the Participant.
Upon satisfaction of the terms and conditions specified in the Restricted Stock Agreement, (a) the Participant shall be entitled to have the legend referred to above removed from his or her shares, and (b) if Newpark has retained possession of the certificates representing the shares of Restricted Stock, Newpark shall promptly deliver such certificates to the Participant. If the terms and conditions specified in the Restricted Stock Agreement have not been satisfied, the Restricted Stock subject to the Award shall be forfeited and reacquired by Newpark or shall be subject to a repurchase option in favor of Newpark, as may be specified in the Restricted Stock Agreement.
6.3 The Committee may designate whether any Award is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such Awards designated as intended to be “performance-based compensation” shall be conditioned on the achievement of one or more performance measures, to the extent required by Code Section 162(m). The performance measures that may be used by the Committee for Awards shall be based on any one or more of the following, as selected by the Committee:
(a) Total stockholder return of Newpark compared to that of the PHLX Oil Service Sector industry group, or such other peer group selected by the Committee in its discretion from time to time (the “Peer Group”);
(b) Newpark’s return on equity compared to that of the Peer Group;
(c) Growth in Newpark’s earnings per share (EPS);
(d) Profits and/or return on capital within a specified business unit of Newpark; and
(e) The OSHA reportable incident rate within a specified business unit of Newpark.
For Awards intended to be “performance-based compensation” under Code Section 162(m), the grant of the Awards and the establishment of performance measures shall be made during the period required under Code Section 162(m).

6.4 No right or interest of a Participant in an Award or the Stock underlying an unvested Award may be transferred, pledged, encumbered, or hypothecated to or in favor of any party other than Newpark or an affiliate of Newpark, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than Newpark or an affiliate of Newpark. No unvested Deferred Stock Award or Restricted Stock Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability does not result in accelerated taxation and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.
7. ADJUSTMENTS.
In the event of any subdivision or consolidation of outstanding Stock or declaration of a dividend payable in Stock or capital reorganization or reclassification or other transaction involving an increase or reduction in the number of outstanding shares of Stock, the Committee may adjust proportionally the number of shares of Stock reserved under this Plan, the maximum number of shares of Stock that may be subject to Awards granted to any one individual during a calendar year, and the number of shares of Stock covered by outstanding Awards denominated in Stock. In the event of any consolidation or merger of Newpark with another corporation or entity or the adoption by Newpark of a plan of exchange affecting the Stock or any distribution to holders of Stock of securities or property (other than normal cash dividends or dividends payable in Stock), the Committee shall make such adjustments or other provisions as it may deem equitable, including adjustments to avoid fractional shares, to give proper effect to such event.
8. WITHHOLDING TAXES.
Newpark shall have the right, at the time of a Participant’s taxation, to make adequate provision for any federal, state, local or foreign taxes which it believes are or may be required by law to be withheld with respect to an Award under the Plan (“Tax Liability”), to ensure the payment of any such Tax Liability. Newpark may provide for the payment of any Tax Liability by any of the following means or a combination of such means, as determined by the Committee in its sole and absolute discretion in the particular case: (i) by requiring the Participant to tender a cash payment to Newpark, (ii) by withholding from the Participant’s cash compensation, (iii) by withholding shares from the shares of Common Stock issued under the Deferred Stock Award or become vested in the case of Restricted Stock Awards, in each case, valued as of the date the shares are withheld, or (iv) by any other method deemed appropriate by the Committee.
9. AMENDMENT AND TERMINATION.
The Board may at any time suspend, amend or terminate the Plan. No such action shall adversely affect any outstanding Award Agreement without the Participant’s written consent. No amendment or modification of the Plan may be adopted, except by stockholder approval, which would (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the number of securities which may be issued under this Plan (except for adjustments pursuant to Section 7) or (c) materially modify the requirements as to eligibility for participation in the Plan.

10. MISCELLANEOUS.
10.1 Nothing in this Plan or any Award granted hereunder shall confer upon any employee any right to continue in the employ of Newpark or interfere in any way with the right of Newpark to terminate his or her employment at any time.
10.2 Except as may be required under the terms of any employee benefit plan subject to the Employee Retirement Incentive Security Act of 1974, as amended, or applicable law, no Award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of Newpark for the benefit of its employees.
10.3 The Plan and the grant of Awards under it shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required.
10.4 The Plan shall be construed in accordance with and governed by the laws of the State of Delaware.
10.5 Subject to the provisions of Section 6, each Award Agreement shall inure to the benefit of the Participant and the Participant’s heirs, representatives and successors and shall be binding on Newpark and each successor (direct or indirect, whether by purchase, merger, consolidation or otherwise).
10.6 No Stock issued under the Plan may be resold unless and until any applicable registration or qualification requirements of federal and state securities laws and all other requirements of law or any regulatory bodies having jurisdiction over such resale have been fully complied with. Newpark shall have no obligation to file any Registration Statement covering resales of the Stock.
11. CODE SECTION 409A.
11.1 In the case of Deferred Stock Awards: (i) the term “Change of Control” herein shall mean, but only with respect to the income so affected, a transaction, circumstance or event that constitutes a “Change of Control” (as defined above) and that also constitutes a “change in control event” within the meaning of Treas. Reg. §1.409A-3(i)(5); (ii) references to the disability of a Participant shall mean (a) the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months or (b) the receipt of income replacements by the Participant, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, for a period of not less than three months under the Newpark accident and health plan; and (iii) references to the termination of a Participant’s employment, where vesting will or could result from such termination, shall mean a termination of such employment without Cause that results from death or disability or that constitutes an “involuntary separation from service” within the meaning of Treas. Reg. §1.409A-1(n).

11.2 In the event that a “specified employee” (as defined under Code Section 409A) becomes entitled to shares of Common Stock under a Deferred Stock Award on account of a termination of employment, such Common Stock shall not be transferred until the first day of the seventh calendar month after the date of the Participant’s “separation from service” within the meaning of Code Section 409A.
11.3 No Award shall contain or reflect, or be amended, affected or supplemented by any other agreement (including, but not limited to, employment agreements, other plans or arrangements of deferred compensation) so as to contain, include or be subject to a “deferral feature” or an “additional deferral feature” within the meaning and usage of those terms under Code Section 409A.
11.4 Certain items of compensation paid pursuant to this Plan are or may be subject to Code Section 409A of the Code. In such instances, this Plan is intended to comply and shall be administered in a manner that is intended to comply with Code Section 409A and shall be construed and interpreted in accordance with such intent.
12. MISCONDUCT OF A PARTICIPANT.
Notwithstanding any other provision of the Plan, if a Participant commits fraud or dishonesty toward Newpark, wrongfully uses or discloses any trade secret, confidential data or other information proprietary to Newpark or intentionally takes any other action materially inimical to the best interests of Newpark, as determined by the Committee in its sole and absolute discretion, such Participant shall forfeit all rights under every unvested Award.
13. STOCKHOLDER APPROVAL AND TERM OF PLAN.
The effective date of the Plan shall be March 12, 2003, subject to approval by the stockholders of Newpark on or before December 31, 2003. If stockholder is not timely obtained, all Awards made under the Plan shall be null and void and all shares of Stock issued thereunder, and any dividends and other distributions declared or paid thereon, shall be forfeited to Newpark without any payment with respect thereto. No Awards may be granted under the Plan after March 12, 2013.